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                           LEASE AND SERVICE AGREEMENT

This Lease is made on September 4, 1997, between American Executive Centers, Inc., ("AEC") a Pennsylvania corporation, and Docunet, a PA Corporation (corporation/partnership/sole proprietorship) ("Tenant"). In consideration of the performances of the covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

1.  Leased Premises:
A floor plan of AEC's leased premises at Two Bala Plaza is attached as Exhibit
A. Subject to the terms and conditions set forth in this Agreement, AEC agrees to Lease and Tenant agrees to rent:

         (a) On an exclusive basis, office number #25 & #51.
         (b) On a non-exclusive (shared) basis, all other common areas designated on the floor plan.
         (c) On a non-exclusive basis, the services described in Exhibits B-1 and B-2.

2.  Use:
The leased premises may be used by the Tenant as an office for general business use and no other purpose. Tenant acknowledges that AEC leases the premises pursuant to a lease with its landlord and that this lease is subject and subordinate thereto. Tenant will be provided with sixty days' written notice regarding any changes in AEC's lease status with its landlord. A copy of said lease is available at landlord's office for inspection and copying by Tenant. Tenant agrees to comply with all rules and regulations established for the building from time to time and to observe all terms and conditions of said Lease applicable to the premises. The Tenant will not offer any service to other Tenants of AEC which AEC offers. AEC reserves the right by written notice to the Tenant to add or change any rule or regulation at any time when in AEC's judgment it is necessary for the best interests of its Tenants or to comply with AEC's lease in the building. AEC has the right to modify the non-exclusive areas of the leased premises. The Tenant will not alter any lock on any door of the leased premises without the written consent of AEC.

3.  Term:
         (a) The term of this Lease will be 3 months beginning on September 1, 1997 (commencement date) and ending on November 30, 1997 (termination date).
         (b) If AEC cannot deliver possession of the leased premises to the Tenant on the commencement date, this contract will not be void or voidable nor will AEC be liable for any losses resulting, but rent will be abated until possession is delivered.
         (c) Either party may terminate this Lease at the expiration of the stated term with sixty days prior written notice, (termination notice period commences on the first day of the following month after termination notice is received), otherwise this Lease renews for the same period of time as the original term under the then current terms and conditions and the rental rate shall be the current rate being charged for like space.

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4.  Rent and Additional Rent:
In consideration of the facilities and services described in Exhibit B-1.
         (a) The Tenant agrees to pay AEC a base rent for the leased premises of $1,981.00 per month payable in advance and without demand plus the amount due for the fractional month, if any.
         (b) The Tenant agrees to pay as additional rent the amount of Exhibit B-2 Services utilized.
         (c) The Tenant agrees to pay all rents on or before the first day of the month.
         (d) Time is of the essence in the payment of all rents. In the event that the Tenant fails to pay any rent within five days of the due date, AEC may:
                  (1) charge the Tenant a late fee of $75.00 per office
                      for each and every month in which Tenant is delinquent until the balance is paid and
                  (2) issue a written notice to the Tenant stating that Tenant is in default of this lease;
                  (3) terminate all Exhibit B-1, B-2 services upon twenty-four hours prior notice to the Tenant.
         (e) AEC may exercise its rights under all sections of this Lease as many times as necessary, and the exercise of one right shall not prevent AEC from exercising the same right again, nor any other right, as AEC shall choose.
         (f) Tenant agrees to compensate AEC $75.00 for each occasion that a rent or security deposit check is returned by the Tenant's bank for insufficient funds.
         (g) Rents and bills for services shall be paid to: American Executive Centers, Inc., 900 East Eighth Avenue, Suite 300, King of Prussia, PA 19406 or other address that AEC designates in writing.

5.  Security Deposit:
Concurrent with the execution of this Lease, the Tenant has agreed to deposit $2,971.50 as security for the full performance of this Lease and for the cost of any repairs in excess of normal wear and tear. The Tenant agrees to restore, upon demand, the full security deposit at any time during the Lease if amounts are used to cure any default, or restore the premises. The security deposit balance will be returned within 60 days after Tenant has paid all rents and additional rents due under the lease and after the Tenant has vacated and left the premises in its original condition. The Tenant is responsible for all damages to AEC premises, normal wear and tear excepted. Tenant agrees not to use the security deposit to pay the last month's rent.

6.  Hold Harmless:
AEC is not obligated to carry insurance on the Tenant's personal or business property. AEC will not be liable to the Tenant or any other person for any damages on account of loss, damage or theft to any personal or business property of Tenant, its employees, agents or invitees.

7.  Hiring of Employees:
The Tenant will not hire an AEC employee during the Lease term or extension or renewal hereof and 90 days thereafter. The Tenant agrees to pay AEC $5,000 for each breach of this provision.



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8.  Default and Landlord's Remedies:
Any of the following shall constitute an event of default by the Tenant:
         (a) Failure to perform any requirement of this Lease when such performance is due or pay any sum of money when due and such failure shall continue for ten (10) days after the date of written notice from AEC to Tenant specifying the nature of said default.
         (b) Any removal or attempt to remove any of the Tenant property from the leased premises, other than in the ordinary course of business, without having first paid all amounts due, or amounts that will become due under this Lease.
         (c) A declaration of bankruptcy, insolvency, or other reorganization or filing for protection from creditors.

9.  If Tenant shall default on this lease, AEC may, without further notice:
         (a) Terminate this lease effective immediately, by written notice to the Tenant. Upon such termination (i) Tenant shall have no further right to avoid the termination by payment of any sum due or by performance of any condition, term or covenant broken and (ii) the rent for the entire unexpired term of this lease, together with all other charges, payments, costs and expenses incurred including collection expenses of up to 25% of the amount due shall be immediately due and payable by the Tenant.
         (b) Re-enter and take possession of the leased premises, remove all persons and property therefrom, all without being liable to prosecution or for damages.
         (c) Re-let the leased premises to prospective Tenants that AEC deems fit.
         (d) Impound the Tenant's property and sell it, applying the proceeds to any rent due or to become due by the expiration of the term of this lease, and any other charges, including the costs of collection.

10.  Prohibition against assignment or sublease:
Tenant may not assign its interest in this lease or sublet the leased premises without the express written consent of AEC, which will not be unreasonably withheld.

11.  Guarantee:
(The Provisions of this paragraph are only in force if the Tenant has been in existence for less that 5 years.) For good and valuable consideration, and to induce AEC to lease certain office space to Tenant, the undersigned, jointly and severally, guarantee unconditionally two months rent and additional rent of all sums now and hereafter owed to AEC by Tenant, and for the full and prompt performance by Tenant of all other requirements of the lease. The undersigned promise to remain bound by this guaranty, notwithstanding any waiver, release, discharge, or extension by AEC. In the event of default, AEC shall not be required to proceed first against the Tenant but may seek payment directly from the undersigned.

12. Miscellaneous:
         (a) If either party has given notice to the other to terminate this Lease or if the Tenant is in default under this Lease, AEC will have the right to show the leased premises to prospective Tenants. AEC will have the right to inspect the leased premises, at reasonable times.
         (b) This Lease contains the entire Agreement between AEC and Tenant.
         (c) Any provision of this Lease which proves to be invalid or illegal will in no way affect


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                  any other provisions of this Lease which will remain in full force.
         (d) AEC will have the right at any time during the lease term, upon giving the Tenant 30 days written notice, to relocate the Tenant at AEC's expense, to space of comparable square footage within the suite. Should the Tenant refuse to relocate at the end of the 30 day period, AEC will have the right to terminate this Lease effective immediately, without further notice to the Tenant. If the Lease is canceled, there will be no further obligation on the part of either party, except the Tenant will pay all rents and charges when due as set forth in the Lease Terms and Exhibits B-1 and B-2.
         (e) On month to month leases, AEC has the right to show the leased premises during all normal business hours on any day.
         (f) AEC retains the right to cancel this Agreement at any time, with the payment of one month's rent to the Tenant, if in AEC's opinion it is in the best interests of AEC or its Tenants.
         (g) The Tenant agrees to only use the local and long distance telephone services provided by AEC, when making telephone calls within the leased premises. The rates are comparable to the local Bell and AT&T direct distance dialing rates plus applicable federal and state taxes. All fractional charges are rounded up to the nearest cent. The Tenant agrees to pay AEC the monthly charges attributed to their local and long distance usage upon presentation of a standard detailed statement of usage.
         (h) Any holdover tenancy period which exists after receipt of a valid termination notice will be billed on a month to month basis.
         (i) AEC reserves the right to regulate smoking if necessary for the benefit of all tenants.
         (j) If Tenant has power requirements in addition to a standard office provision, AEC reserves the right to separately meter and charge for electrical installation and consumption.
         (k) Tenant acknowledges that AEC, as part of maintaining a high quality professional business environment, provides a standard furniture package in each office. Any additional requirements excluding electronic equipment must be pre-approved by AEC, to maintain the integrity of the decor of our suite and business environment.

In witness whereof, the parties, intending to be legally bound and having authority to do so have caused this Lease to be duly executed on the year and day first written above.

Lessor:                                     Lessee:

American Executive Centers, Inc.            Docunet
                                            ------------------------------------
                                                     Print Tenant Name


by: /s/ R. Michael Dugan                   by: /s/ S. David Model
   ------------------------------------        ---------------------------------
          Signature                                  Signature


by:                                        by: David Model
   ------------------------------------         --------------------------------
          Print Signature                            Print Signature


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                                            President
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         Title                                               Title

                                    ADDENDUM

                         ADD AN OFFICE TO EXISTING LEASE



This addendum dated October 15, 1997 amends the lease and service agreement between American Executive Centers ("AEC") and DOCUNET ("Tenant") dated September 4, 1997.

In addition to the rental of office(s) #25 & #51, tenant agrees to rent office #52 at a monthly rental rate of $1,073.00 effective date October 16, 1997.

Total security deposit will be increased by $1,609.50.

Termination date will coincide with the termination of office #25 & #51.

All other terms and conditions of the attached referenced lease apply.

In witness whereof, the parties, intending to be legally bound and having authority to do so have caused this Lease to be duly executed on the year and day first written above.


Lessor:                                    Lessee:

American Executive Centers, Inc.           DOCUNET
                                           -------------------------------------
                                                    Print Tenant Name

by: /s/ R. Michael Dugan                   by: /s/ James D. Brown
   -----------------------------------        ----------------------------------
         Signature                                  Signature

by:                                        by: James D. Brown
   ------------------------------------       ----------------------------------
         Print Signature                            Print Signature


---------------------------------------       ----------------------------------
         Title                                Title: Chief Financial Officer

                                    ADDENDUM

                                CHANGE LEASE TERM



This addendum dated October 15, 1997 amends the lease and service agreement between American Executive Centers ("AEC") and DOCUNET ("Tenant") dated September 4, 1997.

Tenant hereby agrees to change the existing lease term to month - months. The Termination Date is now changed from November 30, 1997, as originally stated in the referenced lease and service agreement to December 31, 1997. The new monthly rental rate will be $3,330.00. Security Deposit will be increased by -0-.

All other terms and conditions of the attached referenced lease will apply.

In witness whereof, the parties, intending to be legally bound and having authority to do so have caused this Lease to be duly executed on the year and day first written above.



Lessor:                                   Lessee:

American Executive Centers, Inc.          DOCUNET
                                          --------------------------------------
                                                   Print Tenant Name

by: /s/ R. Michael Dugan                 by: /s/ James D. Brown
   -----------------------------------       ----------------------------------
         Signature                                 Signature

by:                                       by: James D. Brown
   -----------------------------------       ----------------------------------
        Print Signature                            Print Signature


   -----------------------------------       ----------------------------------
         Title                               Title: Chief Financial Officer